Exhibit 10.1

ASSUMPTION AGREEMENT

ON SEMICONDUCTOR (CHINA) HOLDING, LLC

ASSUMPTION AGREEMENT (this “Assumption Agreement”), dated as of September 19, 2016, is made by ON Semiconductor (China) Holding, LLC, a Delaware limited liability company (the “Additional Grantor”), in favor of DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below). All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.

RECITALS

A. WHEREAS, ON Semiconductor Corporation, a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto as lenders, and Deutsche Bank AG New York Branch, as the Collateral Agent and the Administrative Agent, have entered into a Credit Agreement, dated as of April 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”);

B. WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Restricted Subsidiaries (not including the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of April 15, 2016 (as amended, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Collateral Agent and the Administrative Agent for the benefit of the Secured Parties;

C. WHEREAS, Section 7.9 of the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

D. WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly guarantees the Secured Obligations as set forth in Section 2 thereof, grants the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of its right, title and interest in the Collateral (as defined in the Guarantee and Collateral Agreement) as collateral security for the complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations as set forth in Section 3 thereof, and assumes all other obligations and liabilities of a Grantor set forth therein. The information set forth in Annex I-A hereto is hereby added to the information set forth in Schedules 1-4 of the GCA Disclosure Letter. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement is true and correct in all material respects as to such Additional Grantor on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date (except to the extent made on a specific date, in which case such representation and warranty shall be true and correct in all material respects on and as of such specific date).

2. Financing Statements. The Additional Grantor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdiction within the United States and with any filing offices in such jurisdiction as the Collateral Agent may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Collateral Agent herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent herein, including describing such property as “all assets” or “all personal property” and may add thereto “whether now owned or hereafter acquired.” The Additional Grantor hereby ratifies and authorizes the filing by the Collateral Agent of any financing statement with respect to the Collateral made prior to the date hereof.

3. Intellectual Property Filings. The Additional Grantor hereby authorizes the Collateral Agent to execute and/or submit filings with the PTO or United States Copyright Office (or any successor office or any similar office in any state or political subdivision), as applicable, including this Agreement, and, if applicable, a Copyright Security Agreement, a Patent Security Agreement, and/or a Trademark Security Agreement, or other comparable documents, and to take such other actions as may be required under applicable Law for the purpose of perfecting, recording, confirming, continuing, enforcing or protecting the security interest granted by the Additional Grantor hereunder, without the signature of the Additional Grantor, naming the Additional Grantor, as debtor, and the Collateral Agent, as secured party.

4. GOVERNING LAW. THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. THE PROVISIONS OF SECTIONS 8.1, 8.2, 8.3, 8.4, 8.5, 8.7, 8.8, 8.9, 8.10, 8.12, 8.13 AND 8.16 OF THE GUARANTEE AND COLLATERAL AGREEMENT SHALL APPLY WITH LIKE EFFECT TO THIS ASSUMPTION AGREEMENT, AS FULLY AS IF SET FORTH AT LENGTH HEREIN.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

ON Semiconductor (China) Holding, LLC

By:	/s/ Bernard Gutmann
	Name:	Bernard Gutmann
	Title:	Chief Financial Officer, Senior
Vice President and Treasurer

Agreed and Accepted:

DEUTSCHE BANK AG NEW YORK BRANCH, as Collateral Agent and Administrative Agent

By:	/s/ Anca Trifan
	Name:	Anca Trifan
	Title:	Managing Director

By:	/s/ Peter Cucchiara
	Name:	Peter Cucchiara
	Title:	Vice President

ANNEX I-A